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                                                                   EXHIBIT 10.15

                             TAX SHARING AGREEMENT

  This Tax Sharing Agreement ("Agreement") is effective as of the 1st day of November 1996, by and among GUARDIAN INDUSTRIES CORP., a Delaware corporation (hereinafter referred to as the "Parent Company"), and OIS OPTICAL IMAGING SYSTEMS, INC. a Delaware corporation (hereinafter referred to as the "Subsidiary" or "OIS").

  The term "Parent Company" shall include Guardian Industries Corp. and any subsidiary thereof whose stock is owned directly or indirectly by Guardian Industries Corp. and which qualifies as a member of the Parent Company's affiliated group as defined in Section 1504(a) of the Internal Revenue Code of 1986, as amended ("Internal Revenue Code") and such term shall exclude OIS (and its subsidiaries). The terms "Subsidiary" and "OIS" shall include OIS Optical Imaging Systems, Inc. and any of its subsidiaries acquired or formed after the effective date of this Agreement, and which later qualify as members of the Parent Company's affiliated group as defined in Section 1504(a) of the Internal Revenue Code.

                                   WITNESSETH
  WHEREAS, the Parent Company and Subsidiary are expected to qualify as members of an affiliated group as defined in Section 1504 (a) of the Internal Revenue Code ("Affiliated Group"), commencing on November 1, 1996.

  WHEREAS, the Parent Company and Subsidiary desire to file a United States consolidated income tax return as an Affiliated Group for the taxable period which includes November 1, 1996 through December 31, 1996 and to file, if qualified to do so as an Affiliated Group, United States consolidated income tax returns for subsequent tax years (or other taxable periods).

  WHEREAS, it is the intent and desire of the Parent Company and Subsidiary that a method be established for each tax year (or other taxable period) that a United States consolidated income tax return is filed by the Affiliated Group for sharing and allocating the United States consolidated income tax liability of the Affiliated Group among its members, for reimbursing the Parent Company for payment of such tax liability, if any, and for providing for the allocation of any United States income tax refund arising from a carryback of losses or tax credits from subsequent tax years (or other taxable periods).

  WHEREAS, the Parent Company and Subsidiary will make available any current and net operating losses and tax credits as they may have available to reduce the United States consolidated income tax liability of the Affiliated Group.

  WHEREAS, The Parent Company and Subsidiary desire to provide for the reimbursement to the Parent Company and/or Subsidiary whose current and net operating losses and tax credits have been used to reduce the United States consolidated income tax liability of the Affiliated Group.





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  NOW THEREFORE, In consideration of the mutual covenants and promises contained in this Agreement, the parties hereto do hereby agree as follows:

A. CONSOLIDATED FEDERAL INCOME TAX RETURNS

  (l) A United States consolidated income tax return shall be filed by the Parent Company for the taxable year ending December 31, 1996 and for each subsequent taxable period during which this Agreement is in effect and for which the Affiliated Group is required or permitted to file a United States consolidated income tax return.

  (2) For each tax year (or other taxable period) the aggregate United States consolidated income tax liability for members of the Affiliated Group shall be computed twice, once with the inclusion of the Subsidiary in such computation and secondly with the exclusion of the Subsidiary from such computation.

  (3) To the extent that members (including the Parent Company and Subsidiary) of the Affiliated Group have had their United States income tax liabilities, as computed on an aggregate basis, increased by inclusion of Subsidiary, an account payable (liability) of the Subsidiary ("Tax Liability to Parent") to the Parent Company shall be established on the books of the Parent Company and of the Subsidiary. To the extent that members (including the Parent Company and Subsidiary) of the Affiliated Group have had their United States income tax liabilities, as computed on an aggregate basis, decreased by inclusion of Subsidiary, an account payable (liability) of the Parent Company ("Tax Liability to Subsidiary") to the Subsidiary shall be established on the books of the Parent Company and of the Subsidiary. In determining whether the tax liability of the Affiliated Group has been reduced by the Subsidiary's deductions or credits it will be assumed that the Affiliated Group first utilizes comparable credits and net operating loss carryovers from prior years generated by other members of the Affiliated Group.

  (4) An estimate of the Tax Liability to Parent or Tax Liability to Subsidiary shall be made by the Parent Company not later than March 15th for the preceding calendar year (or taxable period ending on December 31st). The resulting estimated account payable shall be collected within thirty (30) days of the date that such estimate is made. A final calculation of the Tax Liability to Parent or Tax Liability to Subsidiary shall be made within 30 days of the date that the Parent Company files the consolidated return for any calendar year (or taxable period ending on December 31st). The resulting final account payable shall be collected within 30 days of the date that such final calculation of the Tax Liability to Parent or Tax Liability to Subsidiary is provided by the Parent Company to Subsidiary.

  (5) The Parent Company will determine the allocation of the United States consolidated income tax liability, and the account payables and receivables to be reflected on the books of the Parent Company and Subsidiary in accordance with this Agreement. To the extent that the Subsidiary disagrees with such determination, the matter shall be referred to the independent certified public accountants then auditing the books of the Parent Company, whose determination





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shall be final.

  (6) Payment of the actual United States consolidated income tax liability for a taxable year (or other taxable period) shall include the payment of estimated income tax installments due for such tax year (or other taxable period), which payments, if any, will be determined by the Parent Company based on an estimate of income tax liability for the tax year (or other taxable period). The Subsidiary shall pay to the Parent Company, the Subsidiary's share of each payment of the actual estimated consolidated income tax liability, within thirty (30) days of receiving notice of such payment from the Parent Company. The Subsidiary's share of any overpayment of estimated income tax will be refunded to the Subsidiary by the Parent Company within thirty (30) days after it is determined that the Subsidiary has overpaid the estimated income tax.

  (7) If the United States consolidated income tax liability is adjusted for any tax year (or other taxable period), whether by means of an amended tax return, claim for refund or after a tax audit by the United States Internal Revenue Service, the Tax Liability to Parent or Tax Liability to Subsidiary for that year (or other taxable period) shall be recomputed to give effect to such adjustments. The resulting change in the Tax Liability to Parent or Tax Liability to Subsidiary, shall be determined in the same manner as in Paragraph A (2) of this Agreement. In the case of an increase in Tax Liability to Parent (or decrease in Tax Liability to Subsidiary), the Subsidiary shall pay the resultant difference to the Parent Company within thirty (30) days after receiving notice of such liability from the Parent Company. In the case of a decrease in Tax Liability to Parent (or increase in Tax Liability to Subsidiary), the Parent Company shall pay the resultant difference to Subsidiary within thirty (30) days after the adjustment has been finally determined. Any interest (income or expense) and penalties arising from adjustments to the United States consolidated income tax liability shall be equitably apportioned between the Parent Company and Subsidiary.

B. PARENT AS AGENT AND CONSENTS

  (1) The Subsidiary irrevocably designates the Parent Company as its agent for the purpose of taking any and all action necessary or incidental to the filing of United States consolidated income tax returns and state combined or consolidated returns (including, but not limited to, the conduct of any audit by any taxing authority).

  (2) The Subsidiary agrees to furnish the Parent Company with any and all information requested by the Parent Company to carry out the provisions of this Agreement, to cooperate with Parent Company in filing any return or consent contemplated by this Agreement and to cooperate in connection with any refund claim, audit, judicial or other like or similar proceeding.

  (3) At the direction of the Parent Company, the Subsidiary shall execute and file such consents, elections, and other documents that may be required or appropriate for the proper filing of each United States consolidated income tax return and state combined or consolidated returns.

  (4) Subsidiary hereby consents to all elections made by the Parent Company on behalf





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of the Affiliated Group.

C. CONSOLIDATED AND COMBINED STATE INCOME TAX RETURNS

   If the Affiliated Group or any members thereof is required or elects to file combined or consolidated state or local tax returns including the Subsidiary, the Parent Company shall not be required to reimburse the Subsidiary for any of the Subsidiary's tax losses or attributes which are utilized by the Affiliated Group or any members thereof. In the event that the Subsidiary would have a stand alone income, franchise or similar tax liability for state and local taxes, then Parent Company shall make an allocation of such state or local tax liability to Subsidiary consistent with the principles set forth in Paragraph A
(2) of this Agreement.

D. SUBSIDIARY LEAVING THE AFFILIATED GROUP

   (1) If the Subsidiary (or a subsidiary of the Subsidiary) is no longer a member of the Affiliated Group (a "Former Member"), the Parent Company shall, upon the request of a Former Member, provide any assistance that shall be reasonably required to enable the Former Member to pursue any tax refund, including but not limited to the filing of tax refund claims on behalf of the Former Member.

   (2) The Former Member shall be able to participate, in good faith and at its own expense, in the audit of the portion of the United States consolidated income tax return of the Affiliated Group which relates to its separate taxable income or loss and shall be able to participate, in good faith and at its own expense, in any contest, litigation, or settlement of any issue relating to such separate taxable income or loss.

   (3) The Former Member and the remaining members of the Affiliated Group will fully cooperate with each other in connection with the allocation of income and expense for the taxable year in which the Former Member leaves the Affiliated Group.

   (4) The Former Member (and, in the event the Affiliated Group ceases to file a United States consolidated return, the Parent Company) shall be bound by the terms of this Agreement with respect to all tax years during which such Former Member joined in the filing of United States consolidated income tax returns and state combined or consolidated returns.

   (5) The Former Member and the remaining members of the Affiliated Group will cooperate and provide such information as will be necessary to enable each of them to file whatever returns are required for United States income tax purposes and state combined or consolidated returns, or in connection with any audit or litigation with respect to such returns.

E. MISCELLANEOUS PROVISIONS

   (1) This Agreement shall apply to the taxable year ending December 31, 1996 and all





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subsequent taxable periods unless the Parent Company and Subsidiary agree to terminate or modify this Agreement. Any termination or modification, no matter when agreed to, shall be deemed effective as of the end of the then current taxable period. Notwithstanding termination, this Agreement shall continue in effect with respect to any payment or refund (Tax Liability to Parent or Tax Liability to Subsidiary) due for all taxable periods prior to termination.

  (2) All notices under this Agreement shall be in writing and shall be deemed to have been sufficiently given or served and effective for all purposes when presented personally, or sent by facsimile transmission (if receipt of the transmission is confirmed in writing by the addressee) or three days after being deposited in a United States postal receptacle for registered or certified mail addressed, return receipt requested, postage prepaid, to any person at the address set forth below, or at such other address as such party shall subsequently designate in writing delivered in the form of a notice to:

  If to Parent Company:   Guardian Industries Corp.
                          Vice President and Tax Counsel
                          2300 Harmon Road
                          Auburn Hills, Michigan 48326

  If to Subsidiary:       OIS Optical Imaging Systems, Inc.
                          Chief Financial Officer
                          47050 Five Mile Road
                          Northville, Michigan 48167

  (3) Neither this Agreement nor any provision hereof may be changed, waived, discharged, or terminated orally but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge, or termination is sought.

  (4) This Agreement shall constitute the entire agreement between the parties concerning the subject matter hereof and shall supersede any prior agreements and understandings between or among the parties with respect to the subject matter hereof.

  (5) The validity, interpretation, and enforceability of this Agreement shall be governed in all respects by the laws of the State of Michigan.

  (6) Failure of any party at any time to require the other party's performance of any obligation under this Agreement shall not affect the right to require performance of that obligation. Any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver or modification of the provision itself, or a waiver of any rights under this Agreement.

  (7) Every provision of this Agreement is intended to be severable. If any term or provision is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.





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  (8)  This Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one agreement, and the signatures of any party to any counterpart shall be deemed to be a signature to, and may be appended to, any other counterpart.

  (9) This Agreement shall be binding upon and inure to the benefit of any successor, whether by statutory merger, acquisition of assets or otherwise, to any of the parties hereto, to the same extent as if the successor had been an original party to this Agreement.

  (10) If during a United States consolidated income tax return period Subsidiary acquires or organizes another corporation or company that is allowed to be included in the consolidated return of the Affiliated Group, then such corporation or company shall join in and be bound by this Agreement.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                        GUARDIAN INDUSTRIES CORP.


                                        By      / Jeffrey A. Knight /
                                           ------------------------------------
                                                  Jeffrey A. Knight
                                                  Group Vice President/Finance


                                        OIS OPTICAL IMAGING SYSTEMS, INC.


                                        By     / Charles C. Wilson /
                                           ------------------------------------
                                                 Charles C. Wilson
                                                 Executive Vice-President and
                                                 Chief Financial Officer





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